Exhibit (j)






CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of First Pacific Mutual Fund, Inc. and to the use of our report dated November 8, 2001 on the financial statements and financial highlights of Hawaii Municipal Fund and Hawaii Intermediate Fund,
each a series of shares of First Pacific Mutual Fund, Inc.   Such
financial statements and financial highlights appear in the 2001 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.




						/s/ Tait, Weller & Baker_____
							TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
January 30, 2002